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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Merge Technologies Incorporated:

        We consent to the incorporation by reference in the registration statements (Nos. 333-34884, 333-100104, 333-107997, 333-40832, 333-40882, and 333-107991) on Form S-8 of Merge Technologies Incorporated of our reports dated March 4, 2005, with respect to the consolidated balance sheets of Merge Technologies Incorporated as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Merge Technologies Incorporated.

/s/ KPMG LLP

Chicago, Illinois
March 7, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS